Exhibit 10.10


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


    AMENDEMENT NO. 1, dated as of April 18, 1996, to the Employment Agreement, dated as of January 30, 1996 (the "Employment Agreement"), between Kellstrom Industries, Inc., a Delaware corporation (the "Company"), and Paul F. Steele (the "Executive").

                              W I T N E S S E T H

WHEREAS, the Executive is employed by the Company as its Vice President pursuant to the terms and provisions contained in the Employment Agreement;

WHEREAS, the Company desires to indemnify the Executive in order to assure the Executive that he will not, pursuant to the terms and conditions contained herein, incur personal liability for actions taken in carrying out his corporate responsibilities;

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Executive hereby agree as follows:

          1. INDEMNIFICATION. If the Executive acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and the Executive had no reasonable cause to believe that his conduct was unlawful or detrimental to the Company, the Company shall indemnify and hold harmless the Executive and his heirs and legal representatives from and against any and all claims, losses, liabilities, damages, costs, demands, causes of action (whether legal, equitable, administrative, civil or criminal) , judgments, settlements (subject to the last sentence of paragraph 3 hereof) , fines, court costs and other expenses of any kind or nature whatsoever, including, without limitation, attorneys, fees and disbursements (collectively, "Losses") , which may be threatened against, incurred or suffered by the Executive or his heirs and legal representatives in connection with, relating to or arising out of, directly or indirectly, the Executive's performance, duties and responsibilities to, for and on behalf of, the Company, including, without limitation, (i) the Employment Agreement and all actions or omissions taken thereunder and (ii) any acts, omissions or alleged acts or omissions arising out of the Executive's activities on behalf of the Company or in furtherance of the interests of the Company.

          2. EXCEPTIONS. Notwithstanding anything contained herein or in the By-Laws of the Company, the Company shall have no obligation to indemnify the Executive if the Loss incurred by the Executive (i) arises out of an action brought directly by the Company against the Executive or (ii) arises, directly or indirectly, as a result of the Executive being terminated for cause (as such term is defined in the Employment Agreement).

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          3.  NOTIFICATION OF CLAIM. Promptly after receipt by the Company of notice of any claim against the Executive pursuant to which the Executive is entitled to indemnification, the Company shall have the right to assume the defense of such claim, including the employment of counsel of its choice. Although the Executive shall have the right to employ his own counsel, the fees and expenses of such counsel shall be at the expense of the Executive. The Company shall not be liable for any settlement of any claim or action effected without its written consent, provided that such consent was not unreasonably withheld.

          4. PAYMENT OF INDEMNITY AMOUNTS. The Company agrees to pay all amounts payable in respect of Losses immediately upon its receipt of a statement with respect thereto rendered by the Executive, together with appropriate supporting documentation thereof. It is the express intention of the parties hereto that all such amounts shall be paid by the Company on or before the date payment thereof is due, and that the Executive shall not be required at any time to bear any costs or expenses on account of Losses.

          5. SUCCESSORS AND ASSIQNS. The provisions of this Amendment No. 1 shall inure to the benefit of and be binding upon the Company and its successors and assigns and the heirs and legal representatives of the Executive. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the terms and conditions contained herein in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. As used herein, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Amendment by operation of law, or otherwise.

          6. EFFECT OF AMENDMENT. Except as expressly set forth herein, the provisions contained herein shall not constitute an amendment of any term or provision of the Employment Agreement, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects.

          7. AMENDMENT. This Amendment No. 1 may not be amended or modified otherwise than by a written agreement executed by the parties hereto.

          8. COUNTERPARTS. This Amendment No. 1 may be executed in counterparts, each of which shall be an original and all of which, taken together, shall constitute one and the same agreement.

          9. CAPTIONS. The captions of this Amendment No. 1 are not part of the provisions hereof and shall have no force and effect.

          10. GOVERNING LAW. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

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   IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first written above.

                                            KELLSTROM INDUSTRIES, INC.

                                            By: /s/ ZIVI R. NEDIVI
                                               -------------------
                                            Name: Zivi R. Nedivi
                                            Title:  President and Chief
                                                      Executive Officer

                                            EXECUTIVE

                                            /s/ PAUL F. STEELE
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